EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-81772, No. 333-85987, No. 333-107082 and No. 333-110116) and the Registration Statement on Form S-8 (No. 333-70617) of GulfTerra Energy Partners, L.P., of our report dated May 6, 2004 relating to the balance sheet of GulfTerra Energy Company, L.L.C., which appears in the Current Report on Form 8-K of GulfTerra Energy Partners L.P. dated May 7, 2004.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 7, 2004